SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011

US Highland, Inc.

 (Exact name of Company as specified in its charter)

Oklahoma	333-139685	73-1556790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1241 South Harvard Tulsa, OK 74112
(Address of principal executive offices)
Phone: (918) 827-5254
(Company’s Telephone Number) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement

On December 21, 2011, US Highland, Inc., (the "Company") entered into a securities purchase agreement (the “Agreement”) with Craigstone Ltd. (“Craigstone”), a United Kingdom corporation, whereby the Company shall offer four (4) units (each a “Unit”).  Each Unit consists of a convertible promissory note (the “Note”) in the amount of two hundred fifty thousand dollars ($250,000) and a three (3) year warrant (the “Warrant”) to purchase two hundred fifty thousand (250,000) shares of the Company’s restricted common stock.  The Note earns simple interest accruing at ten percent (10%) per annum and is due on or before the twelfth month anniversary of the date of execution.

The above description of the Agreement is a brief summary only and is qualified in its entirety by the respective terms set forth therein. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”).

Item 2.03              Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02              Unregistered Shares of Equity Securities

The information provided in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

We issued all of the securities to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01              Financial Statements and Exhibits.

Exhibit	Description of Exhibit
10.1	Securities Purchase Agreement with Craigstone Ltd. dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.
/s/ JOHN R. FITZPATRICK, III
John R. Fitzpatrick, III
Chief Executive Officer and Chief Financial Officer
Date:	January 20, 2012